FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 6, 1998


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached   Press   Release   Relative   to  Home   Bancorp   Reporting
          First-Quarter FY 1998 Earnings.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                        /s/W. Paul Wolf
Date:   February 9, 1997                                ---------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
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--------------------------------------------------------------------------------

Home Bancorp                                     Release Time  8:00 A.M.  E.S.T.
                                                 ------------------------------
132 EAST BERRY STREETo   P.O. BOX 989            Date  FRIDAY, February 6, 1998
                                                 ------------------------------
FORT WAYNE, INDIANA 46801-0989                   Contact           W. Paul Wolf
                                                 ------------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027

                                  HOME BANCORP
                     Reports First-Quarter FY 1998 Earnings


FORT WAYNE, Indiana, -- February 6, 1998 -- Home Bancorp (Nasdaq: HBFW), the holding company for Home Loan Bank, reported record net income for its fiscal year 1998 (FY'98) first quarter ended December 31, 1997 of $665,000 compared to $651,000 for the same period a year ago. The (FY'98) three fiscal months ended December 31 reported return on average assets of 0.76% compared with 0.80% for the prior year like period; the return on average equity was 6.14% compared to the prior year three months ended December 31, 1996 of 5.66%.

Basic earnings per share (EPS) of $0.29 for the December quarter represents an increase of 11.5% versus the same period last year EPS of $0.26.

The efficiency ratio of 50.58% and the G&A expenses to assets ratio of 1.40% for FY'98 first quarter reflect Home Bancorp's commitment of controlled operating expense growth.

The FY'98 first quarter net loans increased 3.6 percent or $10.3 million, compared to 4.2 percent or $11.5 million at the prior quarter ended September 30, 1997. The December 31, 1997 net loans receivable was $294.3 million, compared with prior quarter ended September 30, 1997 net loans of $284.0 million.

Total assets at December 31, 1997 was a record $350.0 million compared to $346.0 million as of September 30, 1997. Net loans receivable, deposits and shareholders' equity were $294.3 million, $302.8 million and $42.5 million respectively at December 31, 1997 compared to $284.0 million, $297.5 million and $44.0 million respectively at September 30, 1997. The December 31st book value per common share was $17.83 as compared to $17.83 per share at September 30, 1997. The Home Bancorp stock closed on December 31, 1997 at $29.50 per share compared to $19.00 a year earlier. "The market place rewarded our shareholders in 1997 with a 55.3% increase in our stock price," W. Paul Wolf, Chairman, President and Chief Executive Officer of Home Bancorp said.

The third Annual Meeting of Shareholders of Home Bancorp was held Tuesday, January 27, 1998, at 2:00 p.m. at the Holiday Inn Downtown, Fort Wayne and was attended by 123 Home Bancorp shareholders. Of the total shares issued and outstanding on the record date, the shares voted, either in person or by proxy, represented a phenomenal 85.43% of shares eligible to be voted.

         Home Bancorp (Nasdaq)
         Quarter December 31:                              1997             1996
                                                         --------       --------
         Net Income...............................       $665,000       $651,000
         Share Earns (basic)
                  Net Income......................          $0.29          $0.26


                       Holding Company for Home Loan Bank